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                                                                 Exhibit 10.20.1
                                PROMISSORY NOTE


$340,000,000
                                                               New York, N.Y.
                                                               December 31, 1993

                 FOR VALUE RECEIVED, the undersigned, Federated Noteholding Corporation, a Delaware corporation ("Maker"), promises to pay to the order of The Prudential Insurance Company of America, a New Jersey mutual insurance corporation (together with any subsequent permitted holder of this Note, "Holder"), at its offices located at 751 Broad Street, Newark, N.J. 07102, or at such other address as Holder may from time to time designate in writing, the principal sum of $340,000,000, together with interest thereon from the date hereof on the unpaid principal balance at the rate and as herein provided. Unless otherwise specified by Holder in writing, all payments on this Note will be made in lawful money of the United States of America and in immediately available funds, by wire transfer of funds to Morgan Guaranty, New York, N.Y., Account No. 050-54-493, ABA # 021-000-238, for credit to "Prudential Insurance
- -- Mortgage Loan Account."

                 The principal amount of this Note and all accrued and unpaid interest thereon will become due and be paid at 12:00 noon, Eastern Standard Time, on December 31, 1996 or any earlier date on which such principal and interest becomes due under the terms of this Note (any such date, the "Maturity Date").

                 All capitalized terms used in this Note and not otherwise defined have the meanings given in the Purchase Agreement dated December 31, 1993 (the "Purchase Agreement") among Maker, Holder and Federated Department Stores, Inc., a Delaware corporation and the parent company of Maker ("Parent").

                 The principal amount from time to time outstanding hereunder will bear interest at a rate per annum (the "Interest Rate") (i) from January 1, 1994 through December 31, 1994, equal to the LIBOR Rate (as hereafter defined) plus 1.75% and (ii) from January 1, 1995 through the Maturity Date, equal to the LIBOR Rate plus 2.00%. Interest on the unpaid balance of the Note will be computed on the actual number of days elapsed, and a year of 360 days.

                 For purposes of this Note, (i) "LIBOR Rate" means, with respect to any Interest Period (as hereafter defined), the rate for deposits in U.S. dollars for a period equal to such Interest Period that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) at 11:00 a.m. (London time) two business days (i.e., days on which business in the London interbank market is conducted)
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before the first day of such Interest Period, and (ii) "Interest Period" means a period of three months, with the first such Interest Period commencing on the date of this Note and each succeeding Interest Period commencing on the last day of the preceding Interest Period; it being understood that whenever the last day of any Interest Period would otherwise occur on a day other than a business day, the last day of such Interest Period will be extended to occur on the next succeeding business day, PROVIDED, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period will occur on the next preceding business day, and whenever the first day of any Interest Period occurs on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period will end on the last business day of such calendar month.

                 Interest on the outstanding principal amount of this Note will be payable quarterly in arrears on the last day of each Interest Period and on the Maturity Date.

                 At any time and from time to time, Maker may prepay this Note in whole or in part, without penalty or premium, provided that unless such prepayment consists of cash or cash equivalent proceeds of or distributions in respect of the Claims acquired by Maker from Holder pursuant to the Purchase Agreement, such prepayment will be in an amount not less than the sum of $25,000,000 and integral multiples of $1,000,000 and, in such case, Maker will give Holder at least two business days' prior notice of the intended prepayment.

                 Maker agrees to cause this Note to be immediately mandatorily prepaid with all cash and cash equivalents included in any Distribution (as defined in the Intercreditor Agreement), or earned upon the investment or collection of Distributions that do not consist of cash or cash equivalents. Maker agrees to use reasonable efforts to cause all such cash and cash equivalents to be paid directly to Holder for application to amounts outstanding hereunder in the order hereinafter specified.

                 Maker further agrees that on or before the date (the "Mandatory Paydown Date") that is the later of (1) the date sixty days after the date an order is entered confirming a plan of reorganization in the Bankruptcy Case that is not a plan that was (a) proposed by Maker or Parent and
(b) pursuant to which Maker or Parent has acquired all or substantially all of the assets of or equity interests in the Debtors, and (2) the date 30 days after the effective date of such plan, Maker will cause this Note to be mandatorily prepaid such that the principal amount outstanding hereunder after giving effect to such prepayment will be less than or equal to the aggregate





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value of the "Qualifying Securities" distributed to Maker under such plan.  As used herein, the term "Qualifying Securities" means promissory notes or other debt securities distributed in respect of the Claims acquired by Maker under the Purchase Agreement and secured by liens having the same priority as the liens held by Holder on the collateral securing the Claims as of the date hereof, senior to any lien thereon not encumbering such collateral on the date hereof, on the entire pool of collateral securing the Claims held by Holder at the Initial Petition Date, less any collateral sold or otherwise disposed of by Debtors (other than in connection with the plan, unless (in the case of any sale in connection with a plan) the sale is for cash only and all such cash is distributed in respect of the Claims) during the Bankruptcy Case. Holder will deliver to Maker its written determination as to whether any debt securities distributed to Maker under a plan constitute Qualifying Securities and, if so, the value thereof for purposes of the prepayment required hereunder on or before the date an order is entered confirming the plan. If, within 30 calendar days after the delivery of such determination, Maker determines in good faith, after due inquiry, that such determination is inaccurate, Maker may give notice to Holder within such 30 calendar day period: (i) setting forth Maker's determination of whether the debt securities are Qualifying Securities and, if so, their correct value and (ii) specifying in reasonable detail Maker's bases for its disagreement with Holder's determinations. Failure by Maker to provide such notice within such 30 calendar day period will constitute Maker's acceptance of Holder's determinations.

                 If Holder and Maker are unable to resolve any disagreement between them regarding such determinations within ten calendar days after the date of delivery of notice of such disagreement (the date of such delivery, "Dispute Date"), the dispute will be referred for determination to one of the nationally recognized investment banking firms (the "Investment Banker") listed on Exhibit B to the Intercreditor Agreement, which firm will be selected as promptly as practicable pursuant to the following procedure. On the Dispute Date, Maker will deliver to Holder a list (the "Maker's List") of five investment banking firms selected from Exhibit B accompanied by a certificate to the effect that none of such firms has directly or indirectly received advisory fees in excess of $1,000,000 in the aggregate from Parent or any affiliate of Parent within the past 12 calendar months prior to the Dispute Date; within three calendar days of delivery of the Maker's List Holder will select from the Maker's List the investment banking firm that will serve as Investment Banker and will provide Maker with a certificate to the effect that such firm has not directly or indirectly received advisory fees in excess of $1,000,000 in the aggregate from Holder or any affiliate of Holder within the





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past 12 calendar months prior to the Dispute Date; and within one business day of Holder's selection of the Investment Banker, the dispute between Maker and Holder will be referred to the Investment Banker. In connection with this determination, the fees and expenses of the Investment Banker will be shared equally by Holder and Maker.

                 The Investment Banker will make a determination of whether the debt securities are Qualifying Securities and, if so, their correct value, which determination will be: (i) made in accordance with the criteria specified herein, (ii) furnished in writing to each of the parties as promptly as practicable after the dispute has been referred to the Investment Banker and
(iii) conclusive and binding upon each of the parties.

                 The value of any issue of debt securities will be its face amount, minus any original issue discount or plus any premium that, in the opinion of the Investment Banker, is appropriate in light of the interest rate and other terms of the debt; the market, if any, on which the debt will trade, assuming an orderly market for the debt and full distribution of the debt to investors in the debt in the ordinary course of their investment activity; the obligor's creditworthiness; the collateral securing the obligations under the debt; and such other factors that, in the opinion of the Investment Banker, are appropriate to the valuation of the debt.

                 If the Investment Banker has not furnished its determinations to the parties by the Mandatory Paydown Date, on the Mandatory Paydown Date the Maker will cause this Note to be mandatorily prepaid such that the amount outstanding hereunder after giving effect to such prepayment is the amount that would be required to be outstanding if the debt securities referred to above were Qualifying Securities and were properly valued at par. Within three business days after the Investment Banker furnishes its determinations to the parties, Maker will make any additional mandatory prepayment of this Note required pursuant hereto to give effect to such determination or Holder will return to Maker (if appropriate) any excess of the prepayment required pursuant to the preceding sentence over the actual amount that would have been prepaid on the Mandatory Paydown Date had the Investment Banker's determinations been furnished to the parties by the Mandatory Paydown Date, in each case without interest.

                 The principal sum evidenced by this Note, together with accrued and unpaid interest, may be declared to be, or may automatically become, immediately due and payable upon the occurrence of any of the following events (each a "Default"):

                 (1) Maker fails to make any payment of principal (including without limitation mandatory prepayments of





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principal of the Note) of or interest or other amounts due hereunder or under any other Transaction Document when the same becomes due and payable; or

                 (2) A default occurs under any contract, agreement, lease, document, or other obligation to which the Maker or Parent or any subsidiary of Parent is a party or by which any of their respective properties are bound (other than a Transaction Document, as hereinafter defined), and such default (i) arises from the failure of any such entity to make, at the final maturity thereof, after giving effect to any applicable grace period, any payment in respect of indebtedness of any such entity in excess of $25,000,000 aggregate principal amount or (ii) causes indebtedness of any such entity in excess of $25,000,000 aggregate principal amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                 (3) (i) Maker or Parent or any subsidiary of Parent will (a) generally not pay its debts as such debts become due, or will admit in writing its inability to pay its debts generally, or (b) make a general assignment for the benefit of creditors, (ii) any proceeding will be instituted by or against any such entity seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any such entity (but not instituted by it), either such proceedings will remain undismissed or unstayed for a period of 45 calendar days or any of the actions sought in such proceedings will occur, or (iii) any such entity will take any corporate action to authorize any of the actions set forth above in this paragraph (3); or

                 (4)  Either of Maker or Parent is dissolved; or

                 (5) Any representation or warranty made or deemed made by Maker or Parent in this Note, the Purchase Agreement, the Put Note (as defined in the Intercreditor Agreement), the Intercreditor Agreement dated the date hereof among Holder, Maker and Parent, the Pledge and Security Agreement dated the date hereof between Maker and Holder, the Guarantee Agreement dated the date hereof between Parent and Holder or any note, agreement or other document delivered in connection with any thereof or pursuant to any thereof (the foregoing instruments





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collectively, whether now existing or hereafter delivered, the "Transaction
Documents") is false in any material respect when made or deemed made; or

                 (6) Maker or Parent defaults in any material respect in the full and timely performance of any of its obligations under any of the Transaction Documents, provided that Holder has given Maker and Parent at least 15 calendar days' notice of the occurrence or existence of such default and, unless such obligation is under the Guarantee, such obligation is not immaterial or insignificant in nature; or

                 (7) A judgment or judgments in an aggregate amount in excess of $10,000,000, to the extent not covered by insurance, will be rendered against Maker or Parent or any subsidiary of Parent and within 60 days after entry thereof such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                 (8) Maker or Parent challenges in writing the legality, validity, enforceability or binding effect of any of the Transaction Documents, or consents to or acquiesces in such challenge by any other person or entity, or any court of competent jurisdiction determines that any of the Transaction Documents is illegal, invalid, unenforceable or not binding;

then, and in every such event, (i) if such Default is not a Default specified in subclause (ii) or (iii) of clause (3) above, Holder may, by notice in writing to Maker, immediately declare this Note to be, and it will thereupon become, due and immediately payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and if such Default is a Default specified in subclause (ii) or (iii) of clause (3) above, this Note will automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and (ii) Holder will have such other rights to enforce all or any of the obligations of the Maker or Parent under this Note and the other Transaction Documents as are given hereunder or thereunder or by law.

                 All payments and prepayments of amounts due hereunder will be applied as follows:

                 (1) FIRST, to payment of reimbursement of all costs and expenses of Holder to be paid or reimbursed by Maker and not theretofore paid or reimbursed;





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                 (2)      SECOND, to the payment of all interest theretofore
                          accrued and unpaid hereunder;

                 (3) THIRD, to the payment in full of the entire principal amount outstanding hereunder; and

                 (4) FOURTH, to the payment of all other amounts due to Holder under any Transaction Document.

                 If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder or under any Transaction Document on any due date therefor, whether at stated maturity, by required prepayment, by acceleration, or otherwise, the unpaid amount (including, to the extent enforceable at law, any unpaid amount of interest) will bear interest at the Default Rate until paid. For purposes of this Note, the "Default Rate" will be a rate per annum equal to the sum of the LIBOR Rate in effect from time to time plus 4.0%. Maker will also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

                 With respect to the amounts due pursuant to this Note, Maker waives the following:

                 (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

                 (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note; and

                 (3) Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the indebtedness evidenced by this Note.

                 In no event will any amount deemed to constitute interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such sum will be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and if in excess of the outstanding amount of principal or other amounts outstanding hereunder, will be immediately returned to Maker upon such determination.





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It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

                 Holder will not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind will be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law will be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder will be binding upon and enforceable against Maker and its successors and assigns.

                 Wherever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                 Holder may, at its option, release to Maker any collateral given to secure the indebtedness evidenced hereby, and no such release will impair the obligations of Maker to Holder.

                 This Note was negotiated in New York, and made by Holder and accepted by Maker in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder will be governed by, and construed in accordance with, the internal laws of the State of New York and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction governs this Note, and this Note will be governed by and construed in accordance with the laws of the State of New York pursuant to Section
5-1401 of the New York General Obligations Law.

                 Any legal suit, action, or proceeding against Holder or Maker arising out of or relating to this Note will be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations





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Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action, or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Maker does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention:
Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with a copy to Maker at the following address: 7 West Seventh Street, Cincinnati, OH 45202, Attention: Mr. Ronald
W. Tysoe, will be deemed in every respect effective service of process upon Maker in any such suit, action, or proceeding in the State of New York. Maker
(i) will give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office will be designated as the address for service of process), and (iii) will promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

                 MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                 Maker may not assign or delegate this Note or any of its rights or obligations hereunder without the prior consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign or delegate this Note or any of its rights or obligations hereunder to an assignee that is a financial or investment institution that has assets of at least $150 million without prior consent of or notice to Maker or Parent.

                 This Note is secured by, and entitled to the benefits of, a Pledge and Security Agreement between Maker and Holder dated concurrently herewith. Parent has guaranteed all of the obligations of Maker under this Note and the other Transaction Documents (as defined in the Intercreditor





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Agreement) under a Guarantee Agreement between Parent and Holder dated concurrently herewith. Parent, Maker and Holder have entered into an Intercreditor Agreement dated concurrently herewith and this Note is entitled to the benefits thereof.

                 IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.



                                        FEDERATED NOTEHOLDING CORPORATION



                                        By:   /s/ Ronald W. Tysoe
                                              ------------------------------
                                        Name:     Ronald W. Tysoe
                                        Title:    President

Note2.wpf
10kexhib.10201.doc





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